Exhibit 24

                   POWER OF ATTORNEY


     Each of the undersigned hereby constitutes and appoints Jeffrey A. Jones, Patricia Nussle and Richard
D. Schepp, and each of them, the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities with ProVantage Health Services, Inc. (the "Company"), to sign for the undersigned and in the undersigned's name the Registration Statement on Form S-8 relating to the Company's 1999 Stock Incentive
Plan and any and all amendments (including post-effective amendments) and/or supplements thereto, and to file the same, with all exhibits thereto, other documents in connection therewith, and any amendments to any of the foregoing, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or the undersigned's substitute, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have each executed this Power of Attorney, on one or more counterparts, as of this 16th day of August, 1999.



/s/  Dale P. Kramer
--------------------               ---------------------
Dale P. Kramer                     Gregory H. Wolf


/s/  William J. Podany             /s/  Jeffrey A. Jones
----------------------             -----------------------
William J. Podany                  Jeffrey A. Jones


/s/  Jeffrey C. Girard             /s/  Peter J. Beste
-----------------------           ------------------------
Jeffrey C. Girard                  Peter J. Beste